UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2026

WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-02979	No.	41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Market Street, San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-415-371-2921

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1-2/3	WFC	New York Stock Exchange (NYSE)
7.5% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L	WFC.PRL	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Y	WFC.PRY	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Z	WFC.PRZ	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series AA	WFC.PRA	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series CC	WFC.PRC	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series DD	WFC.PRD	NYSE
Guarantee of Medium-Term Notes, Series A, due October 30, 2028 of Wells Fargo Finance LLC	WFC/28A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

Wells Fargo & Company (the “Company”) announced that the independent members of the Board of Directors (the “Board”), based upon the recommendation of the Board’s Human Resources Committee (the “HRC”), approved Chairman and CEO Charles W. Scharf’s total compensation of $40 million for performance year 2025.
The HRC evaluated and determined its recommendation to the Board following a rigorous and holistic assessment of Company and individual performance on both financial and non-financial criteria.
In reaching this decision, the Board noted Mr. Scharf’s strong leadership during 2025 in:
•Reaching key regulatory milestones, including closing 7 regulatory consent orders, the removal of the asset cap by the Federal Reserve, and enhancing our risk and control infrastructure
•Improving financial performance with net income increasing to $21.3 billion and diluted earnings per share growing 17% from a year ago
•Growing revenue with fee-based revenue up 5% from a year ago with increases in both our consumer and commercial businesses
•Maintaining a disciplined approach to managing expenses while continuing to make strategic investments in technology, products, and talent to grow our businesses
•Maintaining strong capital levels while returning approximately $23 billion of capital to shareholders, including increasing our quarterly common stock dividend per share by 13% and repurchasing $18 billion of common stock
•Increasing return on equity (ROE) to 12.4% in 2025, up from 11.4% in 2024
•Beginning to realize the benefits from a multi-year investment strategy with stronger new account growth, higher deposit and loan balances, increased market share across many of our businesses, and positioning the company for stronger growth and improved returns moving forward
•Continuing to build and develop a strong senior leadership team
•Establishing a new medium-term return on average tangible common equity (ROTCE) target of 17-18%

Mr. Scharf’s compensation consists of a base salary of $2.5 million and total variable compensation of $37.5 million, which is comprised of $9.375 million in cash and $28.125 million in long-term equity, including 65% in Performance Share awards (PSAs) and 35% in Restricted Share Rights awards (RSRs).

Additional important information about the HRC’s oversight of the Company’s governance and executive compensation philosophy, policies, and practices for Mr. Scharf and the other named executive officers will be presented in our proxy statement for the 2026 shareholder meeting, to be filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 29, 2026	WELLS FARGO & COMPANY

		By:	/s/ JANET McGINNESS
Janet McGinness
Senior Vice President and Secretary